UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Western Avenue, Suite 502 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2018, TheMaven, Inc. (the “Company” or “TheMaven”) appointed David Bailey as a member of the Company’s Board of Directors, effective as of January 29, 2018.

As chief executive officer of BTC Inc from 2015, David Bailey is an industry leader in the digital currency and blockchain space. Through its subsidiaries, BTC Inc. is the publisher of the world’s leading digital (Bitcoin Magazine, Distributed, and Let's Talk Bitcoin Network) and print publications (Distributed Magazine and Bitcoin Magazine) dedicated to the cryptocurrency and blockchain spaces, an internationally recognized conference series, a blockchain venture studio, a marketing firm and more. Mr. Bailey also serves as CEO of yBitcoin Magazine since 2013; CEO of Bitcoin Magazine since 2014; CEO of The Distributed Ledger since 2015; and Partner of 402 Digital since 2014.

Mr. Bailey is also a board member of Po.et, a shared, open, universal ledger designed to record metadata and ownership information for digital creative assets. Mr. Bailey has a Bachelors of Arts degree in Finance and Economics from the University of Alabama.

A copy of the Company’s press release announcing Mr. Bailey’s appointment is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 1, 2018

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: February 5, 2018	By:	/s/ Martin Heimbigner
Name: Martin Heimbigner Title: Chief Financial Officer